EX 3.1

ARTICLES OF MERGER

of

GLOBAL-TECH ACQUISITION SUB, INC.

(An Idaho Corporation)

into

SOURCE DIRECT, INCORPORATED

(An Idaho Corporation)

The undersigned officers, the respective presidents and secretaries of Source Direct, Incorporated, an Idaho corporation (“Source Direct”), and Global-Tech Acquisition Sub, Inc., an Idaho corporation (“Global-Tech”), hereby certify that the Agreement and Plan of Merger dated September 29, 2003, (hereinafter the “Plan”) was approved by the shareholders of Source Direct at a duly called meeting held on October 14, 2003, after due notice was given, and was approved by the sole shareholder of Global-Tech by unanimous consent action of such sole shareholder.

1.

The number of shares outstanding of each class of each corporation which were entitled to vote on the Plan, and the number of shares of each class of each corporation consenting and not consenting to the Plan, is as follows:

Number of

Shares

       Number of Shares

Class

Outstanding

Consenting  Not Consenting

Source Direct

Common Stock

38,880,004

27,330,668

27,330,668

Global-Tech

Common Stock

10

10

-0-

2.

The number of votes cast for the Plan by each constituent entity was sufficient for approval of the Plan.

3.

The effective date of the merger shall be at the time of the completion of filing of the Articles of Merger in the State of Idaho.

4.

A copy of the Plan, excluding exhibits and schedules, is attached hereto as Exhibit “A” and is incorporated herein by this reference.

IN WITNESS WHEREOF, Source Direct, Incorporated, an Idaho corporation, and Global-Tech Acquisition Sub, Inc., an Idaho corporation, have caused these Articles of Merger to be executed in their respective corporate names by their respective presidents and their respective secretaries this 14th day of October 2003.

Attest:

Source Direct, Inc.

An Idaho Corporation

By

Kevin Arave, Secretary

Deren Z. Smith, President

Attest:

Global-Tech Acquisition Sub, Inc.

An Idaho Corporation

By

Kevin Arave, Secretary

Deren Z. Smith, President

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